UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

LeonaBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

Athira Pharma, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LONA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 9, 2026, Athira Pharma, Inc. (the “Company”) changed its name to LeonaBio, Inc. (the “Name Change”). The Name Change was approved by the Company’s Board of Directors (the “Board”) and was effectuated through the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of

Incorporation with the Delaware Secretary of State. Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware, the Name Change did not require approval of the Company’s stockholders and will not affect the rights of the Company’s security holders.

Additionally, effective January 9, 2026, the Board approved an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) to reflect the Name Change.

The foregoing description of the Name Change and the Amended and Restated Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Amended and Restated Bylaws, respectively, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 9, 2026, the Company issued a press release announcing the Name Change and the change in the Company’s ticker symbol to “LONA.” A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the Name Change, the Company launched a new corporate website: www.leonabio.com. The Company’s investor relations information, including press releases and links to the Company’s filings with the Securities and Exchange Commission, can be found on this website. The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s corporate governance documents, including, among other things, the charters of the committees of the Board, Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on this website. Any amendments to or waivers of the Company’s Code of Business Conduct and Ethics will be disclosed on this website.

The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (www.leonabio.com), its investor relations website (investors.leonabio.com), and its news site (investors.leonabio.com/news-and-events/press-releases). The Company uses these channels, as well as social media, including its X account (@leonabioinc), LinkedIn account (www.linkedin.com/company/leonabio), Instagram account (@leona.bio) and Facebook page (www.facebook.com/leonabioinc/), to communicate with investors and the public about the Company, its product candidates, and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.

Item 8.01 Other Events.

Effective as of market open on January 12, 2026, the Company’s securities are expected to begin trading on The Nasdaq Capital Market under the new ticker symbol “LONA” (the “Symbol Change”).

The Symbol Change does not affect the rights of the Company’s stockholders. Stockholders do not need to take any action in connection with the Name Change or Symbol Change. There will be no change to the Company's CUSIP in connection with the Name Change or Symbol Change.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Renninger Change in Control and Severance Agreement

On January 8, 2026, the Company entered into an Amended and Restated Change in Control and Severance Agreement with Robert Renninger, the Company’s Chief Financial Officer (the “Renninger Change in Control Agreement”). Pursuant to the terms of the Renninger Change in Control Agreement, if the employment of Mr. Renninger is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the “Change in Control Period”) either (1) by the Company without “cause” (excluding by reason of death or disability) or (2) by Mr. Renninger for “good reason” (as such terms are defined in the Renninger Change in Control Agreement), Mr. Renninger will receive the following payments and benefits, subject to his timely signing and not revoking a release of claims in the Company’s favor:

•
a lump-sum payment equal to 75% of Mr. Renninger’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and
•
payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Mr. Renninger and any eligible dependents for up to 9 months, unless they become covered under similar plans or are no longer eligible for continuation coverage under COBRA.

If the employment of Mr. Renninger is terminated during the Change in Control Period either (1) by the Company without “cause” (excluding by reason of death or disability) or (2) by Mr. Renninger for “good reason”, Mr. Renninger will receive the following benefits, subject to his timely signing and not revoking a release of claims in the Company’s favor:

•
a lump-sum payment equal to 100% of Mr. Renninger’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or, if greater, as in effect immediately prior to the change in control;
•
a lump-sum payment equal to 100% of Mr. Renninger’s target annual bonus as in effect for the fiscal year in which such termination occurs or, if greater, as in effect immediately prior to the change in control;
•
payment of premiums for coverage under COBRA for Mr. Renninger and any eligible dependents for up to 12 months, unless they become covered under similar plans or are no longer eligible for continuation coverage under COBRA; and
•
100% accelerated vesting of all Company equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

If any of the amounts provided for under the Renninger Change in Control Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Renninger would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits. The Renninger Change in Control Agreement does not require the Company to provide any tax gross-up payments.

Pursuant to the terms of the Renninger Change in Control Agreement, “cause” generally means Mr. Renninger’s: indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; participation in any fraud against the Company or other dishonesty which is not the result of an innocent or inadvertent mistake by Mr. Renninger with respect to the Company; willful violation of Mr. Renninger’s obligations to the Company after there has been delivered a written demand for performance from the Board; continued violation or breach of any material written Company policy, agreement with the Company, or any statutory or fiduciary duty to the Company after the Company has delivered a written notification of such violation or breach; or damaging or misappropriating or attempting to damage or misappropriate any of the Company’s property, including intellectual property.

Pursuant to the terms of the Renninger Change in Control Agreement, “good reason” generally means Mr. Renninger’s termination of employment with the Company within 30 days following the end of a Company cure period as a result of the occurrence of any of the following without Mr. Renninger’s written consent: (a) a material reduction in Mr. Renninger’s duties or responsibilities that is inconsistent with his position, provided that a mere change of title alone shall not constitute such a material reduction; (b) the requirement that Mr. Renninger change his principal office to a facility that increases Mr. Renninger’s commute by more than forty (40) miles from his commute to the location at which Mr. Renninger was employed prior to such change; or (c) a material reduction in Mr. Renninger’s base salary or a material reduction in his employee benefits to which Mr. Renninger is entitled immediately prior to such reduction (other than (x) in connection with a general decrease in the annual base salary or employee benefits of all similarly situated employees, and (y) following the change in control, to the extent necessary to make Mr. Renninger’s annual base salary or employee benefits commensurate with those of other employees of the Company or its successor entity or parent entity who are similarly situated with Mr. Renninger following such change in control).

The foregoing description of the Renninger Change in Control Agreement is only a summary of its material terms and does not purport to be complete. It is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Renninger Salary Increase

On January 7, 2026, the compensation committee of the Board approved an increase to Mr. Renninger’s annual base salary to a total of $460,000, effective retroactively as of December 16, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	Change in Control and Severance Agreement between the Company and Robert Renninger, dated as of January 8, 2026
99.1	Press release dated January 9, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

The information furnished in this Current Report under Item 7.01 and exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LeonaBio, Inc.

Date:	January 9, 2026	By:	/s/ Mark Litton
Mark Litton President and Chief Executive Officer